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                                                           EXHIBIT 5(b) AND 8(a)



                               REID & PRIEST LLP
                              40 West 57th Street
                         New York, New York 10019-4097



                               February 27, 1998



Texas Utilities Company
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201


Ladies and Gentlemen:

                 Referring to the Registration Statement on Form S-4 to be filed by Texas Utilities Company ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of up to 39,671,302 shares of common stock, without par value ("Stock"), to be issued by the Company in connection with the Company's offer ("Offer") to acquire all the outstanding ordinary shares and American Depositary Securities of Energy Group PLC ("Energy Group Securities"), we are of the opinion that:

                 1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

                 2. All necessary action on the part of the Company's Board of Directors with respect to the issuance of the Stock and the exchange of shares of Stock for Energy Group Securities pursuant to the Offer has been taken.

                 3. The Stock to be issued by the Company will be validly issued, fully paid and non-assessable when it shall have been issued and exchanged for the consideration contemplated in the Offer.

                 We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Texas. As to all matters of Texas law, we have, with your
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consent, relied upon an opinion of even date herewith addressed to you by
Worsham, Forsythe & Wooldridge, L.L.P. of Dallas, Texas.

                 We confirm our opinion as set forth under the caption "United States federal income taxation" in the prospectus constituting a part of the Registration Statement.

                 We hereby consent to the use of this opinion as an exhibit to the aforementioned Registration Statement.


                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        REID & PRIEST LLP